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                                                                    EXHIBIT 23.2



CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) pertaining to Cooper Industries, Ltd.'s Amended and Restated Dividend Reinvestment and Stock Purchase Plan and to the incorporation by reference therein of our report dated January 23, 2002 (except for Note 20, as to which the date is February 13, 2002), with respect to the consolidated financial statements of Cooper Industries, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                              /s/ Ernst & Young LLP

Houston, Texas
November 21, 2002